                                                                    EXHIBIT 3.2E

                         CERTIFICATE OF CORRECTION OF

            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

              SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK

                                      OF

                                  P-COM, INC.

     P-Com, Inc., a corporation organized under and by virtue of the General Corporation law of the State of Delaware, does hereby certify:

     FIRST: The Certificate of Designations, Preferences and Rights of Series B Convertible Participating Preferred Stock of the corporation was filed in the office of the Secretary of State of Delaware on December 21, 1998.

     SECOND: The Certificate of Designations as so filed was incorrect in that there was an error in Article III.B as follows:

          "B.  Closing Date" shall have the meaning set forth in the Securities
               ------------
     Purchase Agreement, dated as of December 18, 1998, by and among the Company and the other signatories thereto (the "Securities Purchase Agreement")."
                                             -----------------------------

     THIRD: Article III.B of the Certificate of Designations in corrected form is as follows:

          "B.  Closing Date" shall have the meaning set forth in the Securities
               ------------
     Purchase Agreement, dated as of December 21, 1998, by and among the Company and the other signatories thereto (the "Securities Purchase Agreement")."
                                             -----------------------------

     FOURTH: The Certificate of Designations as so filed was incorrect in that there was an error in Article III.F as follows:

          "F.  "Fixed Conversion Price" means: (i) up to and including May 14,
                ----------------------
     1999 two hundred percent (200%) of the average of the Closing Bid Prices of the common stock, $0.0001 par value per share, of the Company (the "Common
                                                                         ------
     Stock") for the fifteen (15) consecutive trading days ending on the day
     -----
     prior to the Closing Date (the "Closing Price"); (ii) beginning on May 15,
                                     -------------
     1999 the lesser of the Fixed Conversion Price as defined in (i) of this section and one hundred and five percent (105%) of the average of the Closing Bid Prices of the Common Stock for the fifteen (15) consecutive trading days immediately prior to and ending on May 14, 1999; (iii) if the Company has not obtained

     Stockholder Approval (as herein defined) by the Approval Date (as defined herein), then on each day thereafter until the Company obtains Stockholder Approval, the lesser of the Fixed Conversion Price in effect on such day and the Average Closing Bid Price (as herein defined) for the period beginning on, and including, such Approval Date through and including such day; (iv) if the Company has not obtained Stockholder Approval (as herein defined) by the Approval Date, then beginning on the date on which the Company obtains Stockholder Approval, the lesser of the Fixed Conversion Price then in effect and the Average Closing Bid Price for the period beginning on, and including, such Approval Date through and including the date on which the Company obtained Stockholder Approval; (v) if the Registration Statement (as such term is defined in the Registration Rights Agreement, dated as of December 18, 1998, by and among the Company and the other signatories thereto (the "Registration Rights Agreement")) required
                                     -----------------------------
     to be filed by the Company pursuant to Section 2.1 of the Registration Rights Agreement has not been declared effective by the SEC by the one hundred eightieth (180th) day following the Closing Date, then on each day thereafter until such Registration Statement is declared effective, the lesser of the Fixed Conversion Price in effect on any such day and the Average Closing Bid Price for the period beginning on, and including, the 180th day following the Closing Date through and including such day; and
     (vi) if the Registration Statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the SEC by the 180th day following the Closing Date, beginning on the date on which such Registration Statement is declared effective, the lesser of the Fixed Conversion Price then in effect and the Average Closing Bid Price for the period beginning on, and including, the 180th day following the Closing Date through and including the date on which such Registration Statement is declared effective; in each case subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such period and in each case subject to further adjustment as provided elsewhere herein. For purposes of this Section F, "Average Closing Bid Price" shall mean the average of the
                      -------------------------
     five (5) lowest Closing Bid Prices during the applicable period (including the last day of the period); provided, however, that (x) in clauses (iii) and (iv), if fewer than five (5) trading days have elapsed between the Approval Date and the last day of the applicable period, Average Closing Bid Price shall mean the average of the Closing Bid Prices on each trading day during the period from and including the Approval Date through and including the last day of the applicable period, and; (y) in clauses (v) and (vi), if fewer than five (5) trading days have elapsed between the 180th day following the Closing Date and the last day of the applicable period, Average Closing Bid Price shall mean the average of the Closing Bid Prices on each trading day during the period from and including the 180th day following the Closing Date through and including the last day of the applicable period."

     FIFTH: Article III.F of the Certificate of Designations in corrected form is as follows:

          "F.  "Fixed Conversion Price" means: (i) up to and including May 14,
                ----------------------
     1999 two hundred percent (200%) of the average of the Closing Bid Prices of the common stock, $0.0001 par value per share, of the Company (the "Common
                                                                         ------
     Stock") for the fifteen
     -----

     (15) consecutive trading days ending on the day prior to the Closing Date (the "Closing Price"); (ii) beginning on May 15, 1999 the lesser of the
           -------------
     Fixed Conversion Price as defined in (i) of this section and one hundred and five percent (105%) of the average of the Closing Bid Prices of the Common Stock for the fifteen (15) consecutive trading days immediately prior to and ending on May 14, 1999; (iii) if the Company has not obtained Stockholder Approval (as herein defined) by the Approval Date (as defined herein), then on each day thereafter until the Company obtains Stockholder Approval, the lesser of the Fixed Conversion Price in effect on such day and the Average Closing Bid Price (as herein defined) for the period beginning on, and including, such Approval Date through and including such day; (iv) if the Company has not obtained Stockholder Approval (as herein defined) by the Approval Date, then beginning on the date on which the Company obtains Stockholder Approval, the lesser of the Fixed Conversion Price then in effect and the Average Closing Bid Price for the period beginning on, and including, such Approval Date through and including the date on which the Company obtained Stockholder Approval; (v) if the Registration Statement (as such term is defined in the Registration Rights Agreement, dated as of December 21, 1998, by and among the Company and the other signatories thereto (the "Registration Rights Agreement")) required
                                     -----------------------------
     to be filed by the Company pursuant to Section 2.1 of the Registration Rights Agreement has not been declared effective by the SEC by the one hundred eightieth (180th) day following the Closing Date, then on each day thereafter until such Registration Statement is declared effective, the lesser of the Fixed Conversion Price in effect on any such day and the Average Closing Bid Price for the period beginning on, and including, the 180th day following the Closing Date through and including such day; and
     (vi) if the Registration Statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the SEC by the 180th day following the Closing Date, beginning on the date on which such Registration Statement is declared effective, the lesser of the Fixed Conversion Price then in effect and the Average Closing Bid Price for the period beginning on, and including, the 180th day following the Closing Date through and including the date on which such Registration Statement is declared effective; in each case subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such period and in each case subject to further adjustment as provided elsewhere herein. For purposes of this Section F, "Average Closing Bid Price" shall mean the average of the
                      -------------------------
     five (5) lowest Closing Bid Prices during the applicable period (including the last day of the period); provided, however, that (x) in clauses (iii) and (iv), if fewer than five (5) trading days have elapsed between the Approval Date and the last day of the applicable period, Average Closing Bid Price shall mean the average of the Closing Bid Prices on each trading day during the period from and including the Approval Date through and including the last day of the applicable period, and; (y) in clauses (v) and (vi), if fewer than five (5) trading days have elapsed between the 180th day following the Closing Date and the last day of the applicable period, Average Closing Bid Price shall mean the average of the Closing Bid Prices on each trading day during the period from and including the 180th day following the Closing Date through and including the last day of the applicable period."

     SIXTH: The Certificate of Designations as so filed was incorrect in that there was an error in Article IV.A as follows:

          "A.  Conversion at the Option of the Holder.  Subject to the
               --------------------------------------
     limitations on conversions contained in Section IV.G., each Holder may, at any time and from time to time convert (an "Optional Conversion") any or
                                                 -------------------
     all of its shares of Preferred Stock into a number of fully paid and non-assessable shares of Common Stock determined, for each share of Preferred Stock so to be converted, in accordance with the following formula:

                     (Premium (accrued but unpaid) + $1000)
                      -----------------------------------
                               Conversion Price"

     SEVENTH: Article IV.A of the Certificate of Designations in corrected form is as follows:

          "A.  Conversion at the Option of the Holder.  Subject to the
               --------------------------------------
     limitations on conversions contained in Section IV.G., each Holder may, at any time and from time to time convert (an "Optional Conversion") any or
                                                 -------------------
     all of its shares of Preferred Stock into a number of fully paid and non-assessable shares of Common Stock determined, for each share of Preferred Stock so to be converted, in accordance with the following formula:

                     (Premium (accrued but unpaid) + $1000)
                      -----------------------------------
                                Conversion Price

     Notwithstanding the foregoing, the Premium may be paid in cash, and if so paid in cash, shall be due at the expiration of the Delivery Period."

     EIGHTH: The Certificate of Designations as so filed was incorrect in that there was an error in Article XI.C as follows:

          "C.  Major Transactions. Except in the case of a Common Stock Major
               ------------------
     Transaction (as defined below), if the Company shall consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and unissued in such transaction (except for Common Stock constituting less than twenty percent (20%) of the Company's Common Stock then outstanding)) or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property or any reclassification or change of the outstanding shares of Common Stock (each of the foregoing being a "Major
                                                                        -----
     Transaction"), then each Holder shall thereafter be entitled to (a) in the
     -----------
     event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain its Preferred Stock and such Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (b) regardless of whether (a) applies, receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction
                                                 -----------------
     Consideration"), to which a holder of the number of shares of Common Stock
     -------------
     delivered upon conversion of such shares of Preferred Stock would have been entitled upon such Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) (at the lesser of the Fixed Conversion Price and the Variable Conversion Price (prior to, on or after May 15, 1999)) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and (ii) one hundred twenty five percent (125%) of the Face Amount plus accrued and unpaid premiums of such shares of Preferred Stock in cash; and the Company shall make lawful provision therefor as a part of such Major Transaction and shall cause the issuer of any security in such transaction which constitutes Registrable Securities under the Registration Rights Agreement to assume all of the Company's obligations under the Registration Rights Agreement. In the event that the Company shall consolidate or merge with any corporation in a transaction in which common stock of the surviving corporation or the parent thereof (the "Exchange Securities") is issued to the holders of Common Stock in such transaction in exchange for all such Common Stock, and (a) the Exchange Securities are publicly traded, (b) the average daily trading volume of the Exchange Securities reported by Bloomberg during the ninety (90) day period ending on the date on which such transaction is publicly disclosed is greater than two million dollars ($2,000,000) per day, (c) the historical one hundred
     (100) day volatility of the Exchange Securities reported by Bloomberg during the period ending on the date on which such transaction is publicly disclosed is greater than fifty percent (50%) and (d) the last sale price of the Exchange Securities on the date immediately before the date on which such transaction is publicly disclosed is not less than sixty five percent (65%) of the last sale price of the Exchange Securities on any day during the twenty (20) trading day period ending on such date (in each case as reported by Bloomberg) (a "Common Stock Major Transaction"), then each
                                ------------------------------
     Holder shall following consummation of such transaction have the right to receive solely, in exchange for each share of Preferred Stock held by it, consideration equal to the number of shares of stock or securities or property issued or paid in such Common Stock Major Transaction to which a holder of the number of shares of Common Stock which would have been delivered upon conversion of a share of Preferred Stock would have been entitled upon such Common Stock Major Transaction had the Holder of such share of Preferred Stock exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) (at the lesser of the Fixed Conversion Price and the Variable Conversion Price (prior to, on or after May 15, 1999)) with respect to such share of Preferred Stock on the trading date immediately preceding the public announcement of the transaction resulting in such Common Stock Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Common Stock Major Transaction; and the Company shall make lawful provision therefor as a part of such Common Stock Major Transaction and shall cause the issuer of any security in such transaction which constitutes Registrable Securities under the Registration Rights Agreement to assume all of the Company's obligations under the Registration Rights Agreement. No sooner than ten (10) business days nor later than five (5) business days prior to the consummation of the Major Transaction or Common Stock Major Transaction, as the case may be, (each, a "Transaction") but not prior to
                                                -----------
     the public announcement of such Transaction, the Company shall deliver written notice ("Notice of Transaction") to each Holder, which Notice of
                      ---------------------
     Transaction shall be deemed to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Transaction. Such Notice of Transaction shall indicate the amount and type of the Transaction consideration which such Holder would receive under this Section. If the Major Transaction Consideration does not consist entirely of United States currency, such Holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) business days of the Holder's receipt of the Notice of Transaction."

     NINTH: Article XI.C of the Certificate of Designations in corrected form is as follows:

          "C.  Major Transactions. Except in the case of a Common Stock Major
               ------------------
     Transaction (as defined below), if the Company shall consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and unissued in such transaction (except for Common Stock constituting less than twenty percent (20%) of the Company's Common Stock then outstanding)) or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property or any reclassification or change of the outstanding shares of Common Stock (each of the foregoing being a "Major Transaction"), then each Holder shall thereafter be entitled to (a) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain its Preferred Stock and such Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (b) regardless of whether (a) applies, receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a holder of the number of
     --------------------------------
     shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such

     Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) (at the lesser of the Fixed Conversion Price and the Variable Conversion Price (prior to, on or after May 15, 1999)) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and (ii) one hundred twenty five percent (125%) of the Face Amount plus accrued and unpaid premiums of such shares of Preferred Stock in cash; and the Company shall make lawful provision for the foregoing as a part of such Major Transaction and shall cause the issuer of any security in such transaction which constitutes Registrable Securities under the Registration Rights Agreement to assume all of the Company's obligations under the Registration Rights Agreement. In the event that the Company shall consolidate or merge with any corporation in a transaction in which common stock of the surviving corporation or the parent thereof (the "Exchange Securities") is issued to the holders of Common Stock in such transaction in exchange for all such Common Stock, and (a) the Exchange Securities are publicly traded, (b) the average daily trading volume of the Exchange Securities reported by Bloomberg during the ninety (90) day period ending on the date on which such transaction is publicly disclosed is greater than two million dollars ($2,000,000) per day, (c) the historical one hundred (100) day volatility of the Exchange Securities reported by Bloomberg during the period ending on the date on which such transaction is publicly disclosed is greater than fifty percent (50%) and (d) the last sale price of the Exchange Securities on the date immediately before the date on which such transaction is publicly disclosed is not less than sixty five percent (65%) of the last sale price of the Exchange Securities on any day during the twenty (20) trading day period ending on such date (in each case as reported by Bloomberg) (a "Common Stock Major Transaction"), then each Holder shall following consummation of such transaction have the right to receive solely, in exchange for each share of Preferred Stock held by it, consideration equal to the number of shares of stock or securities or property issued or paid in such Common Stock Major Transaction to which a holder of the number of shares of Common Stock which would have been delivered upon conversion of a share of Preferred Stock would have been entitled upon such Common Stock Major Transaction had the Holder of such share of Preferred Stock exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) (at the lesser of the Fixed Conversion Price and the Variable Conversion Price (prior to, on or after May 15, 1999)) with respect to such share of Preferred Stock on the trading date immediately preceding the public announcement of the transaction resulting in such Common Stock Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Common Stock Major Transaction; and the Company shall make lawful provision for the foregoing as a part of such Common Stock Major Transaction and shall cause the issuer of any security in such transaction which constitutes Registrable Securities under the Registration Rights Agreement to assume all of the Company's obligations under the Registration Rights Agreement. No sooner than ten (10) business days nor later than five (5) business days prior to the consummation of the Major

     Transaction or Common Stock Major Transaction, as the case may be, (each, a "Transaction") but not prior to the public announcement of such Transaction, the Company shall deliver written notice ("Notice of
                                                             ---------
     Transaction") to each Holder, which Notice of Transaction shall be deemed
     -----------
     to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Transaction. Such Notice of Transaction shall indicate the amount and type of the Transaction consideration which such Holder would receive under this Section. If the Major Transaction Consideration does not consist entirely of United States currency, such Holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) business days of the Holder's receipt of the Notice of Transaction."

     IN WITNESS WHEREOF, P-Com, Inc. has caused this Certificate to be executed by the Chief Financial Officer of P-Com, Inc. this 23rd day of December, 1998.



                                    /s/ Michael J. Sophie
                                    ------------------------------------
                                    Michael J. Sophie
                                    Chief Financial Officer
                                    of P-Com, Inc.